ESCROW AGREEMENT

          THIS ESCROW AGREEMENT ("Agreement") is made and entered into this eighth day of September, 1997 among Koplar Communications, Inc. ("Koplar"), a
 CORPORATION organized under the laws of Missouri, the shareholders of Koplar (the "Selling Shareholders"), Acme Television Holdings, LLC ("ACME"), a limited liability company organized under the laws of Delaware, Acme Television Licenses of Missouri, Inc. ("ATLMI"), a corporation formed under the laws of Missouri (ACME and ATLMI are collectively referred to herein as "Buyers" unless the context requires otherwise), and NationsBank, N.A.
("Escrow Agent").

                                   WITNESSETH:

          WHEREAS, Koplar, the Selling Shareholders and Buyers have entered into a certain Stock Purchase Agreement dated July 29, 1997 (the "Purchase Agreement") under which and subject to the conditions contained therein (1) the Selling Shareholders will assign and otherwise convey to Buyers all of the outstanding stock in Koplar (other than stock redeemed by Selling Shareholders in connection with the Excluded Assets and Excluded Liabilities as set forth in
Section 6.9 of the Purchase Agreement); (2) the Purchase Price will be paid to the Selling Shareholders; and (3) Buyers will enter into certain ancillary agreements specified therein; and

          WHEREAS, Selling Shareholders and Buyers desire Escrow Agent to establish and maintain an escrow account for certain monies to be held to secure Buyers' performance under the Purchase Agreement and, Escrow Agent is willing to do so, all upon the terms and conditions set forth in this Agreement; and

          WHEREAS, ACME intends to assign its obligations and rights under the Purchase Agreement to ATLMI in accordance with and subject to Section 12.2 of the Purchase Agreement; and

          WHEREAS, this Agreement is the escrow agreement referred to in Section
9.4 of the Purchase Agreement.

          NOW, THEREFORE, on the basis of the mutual promises and covenants set forth herein, it is agreed as follows:


                       ARTICLE I. DELIVERY OF ESCROW FUNDS

          1.1. (a) Subject to the conditions set forth in this Agreement, and subject to the receipt of the designation of ACME as the Purchaser by Warner Bros. under the Purchase Agreement, ATLMI will deliver to Escrow Agent by wire transfer the amount of One Hundred Forty-Three Million Dollars ($143,000,000) on or before September 30, 1997. The monies placed in escrow are hereinafter referred to as the "Escrow Funds."

Escrow Agent shall have no liability to verify that Selling Shareholders are entitled to request the amounts designated or that they are within the limitation provided herein for the maximum amount to be disbursed. The amount of the monies to be placed or maintained in escrow shall be (i) increased or decreased, as the case may be, to the extent the Working Capital, as that term is defined and determined in the Purchase Agreement and subject to the provisions of this Agreement, exceeds or is less than Three Million Dollars ($3,000,000) on the date the Escrow Funds are placed in escrow; (ii) decreased if and when and to the extent that Buyers pay all or any portion of the monies which Koplar owes to NationsBank, N.A. (but without any reduction for any penalty for prepayment or other charge or fine caused by the early termination of any LIBOR loan arranged through NationsBank, N.A.); (iii) decreased if and when and to the extent that Buyers pay all or any portion of the monies owed by Koplar or its subsidiary to Warner Bros. (up to $2 million) pursuant to that certain Promissory Note in the original amount of Two Million Dollars ($2,000,000) in accordance with Section 1.3(b)(vi) of the Purchase Agreement;
(iv) decreased by all amounts paid by Koplar to H. Max Lummis IV ("Lummis") pursuant to paragraph 2.6(e) of the Executive Employment Agreement dated October 15, 1994 between Lummis and Koplar (which amount shall be paid at the direction of the Selling Shareholders from the Escrow Funds when the Escrow Funds are distributed pursuant to Section 3.3(a) of this Agreement); (v) decreased, to the extent applicable, in accordance with the adjustments set forth in Section 1.3(b)(iv) of the Purchase Agreement if and when the liabilities and expenses set forth in such provisions are paid (which shall include the severance pay for the termination of the Station's General Sales Manager in calculating the adjustment under Section 1.3(b)(iv) of the Purchase Agreement notwithstanding that such termination transpired prior to September 30, 1997, and such severance pay shall be disregarded for purposes of determining the Working Capital Adjustments); and (vi) decreased by Five Million Dollars ($5,000,000) if and when Selling Shareholders decide to make the investment in ACME pursuant to
Section 7.1 of the Purchase Agreement: provided, that such decision must be conveyed to Buyers by 5 p.m. on September 17, 1997, and, if no decision is communicated to Buyers by that time, Section 7.1 of the Purchase Agreement shall be deemed null and void, and Selling Shareholders shall have no right thereafter to make any investment in ACME (unless ACME becomes publicly held), provided further, that, on or before September 10, 1997, Buyers shall deliver true and complete copies of all documents reasonably requested by Selling Shareholders to make the decision with respect to such investment. Upon written notice to the Escrow Agent executed by Buyers only, Escrow Agent shall issue a check or wire monies from the Escrow Funds in such amount and made out to such party or parties identified in or pursuant to clauses (ii), (iii), and (v) of this subsection within two (2) business days of Escrow Agent's receipt of such notice. Any increase or decrease in accordance with clauses (i) of this subsection and, to the extent any decrease is to be made in the Escrow Funds under clause (vi) of this subsection after the Escrow Funds are deposited with Escrow Agent, shall be made pursuant to a written notice to the Escrow Agent executed by Selling Shareholders and Buyers.

            (b) Upon written notice to Escrow Agent executed by Selling Shareholders only, Escrow Agent shall disburse up to One Million Dollars ($1,000,000) of the Escrow Funds as instructed by Selling Shareholders for any expenses of Selling Shareholders in connection with the transactions contemplated by the Purchase Agreement. Such notice shall include the total of any and all amounts previously instructed by Selling Shareholders to be disbursed in connection with the expenses of Selling Shareholders and shall set forth the balance available for distribution in connection therewith (based on the maximum distribution of $1 million). Escrow Agent shall have no liability to verify that Selling Shareholders are entitled to request the amounts designated or that they are within the limitation provided herein for the maximum amount to be disbursed.

            (c) To the extent applicable and subject to Section 3.3(a) of this Agreement, all Adjustments to the Purchase Price, including but not limited to the Working Capital Adjustment, shall be determined as of the close of business on September 30, 1997, and, to that end, the liability of Koplar for accrued income tax (or the determination of any refund due Koplar for income taxes) shall be determined as though the bonus payment to Lummis provided for in
Section 1.3(b)(iii) of the Purchase Agreement and any amounts designated as Designated Employee Bonuses provided for in Section 1.3(c) of the Purchase Agreement had been paid as of September 30, 1997 and deductible as an expense by Koplar for federal income tax purposes as of such date.

            (d) Escrow Agent shall have no liability or responsibility for the determination or verification of the increases, decreases or adjustments to the Escrow Funds or the expenses of the Selling Shareholders set forth in this section. Except as otherwise provided in this Agreement, (i) all such determinations and verifications shall be made by Buyers and Selling Shareholders as they may agree, and (ii) Buyers and Selling Shareholders shall provide Escrow Agent with instructions regarding the same which are signed by both Buyers and Selling Shareholders. Escrow Agent shall accept any amounts deposited by Buyers after the date of this Agreement as increases to the Escrow Funds and shall invest the same in accordance with Section 4.1 hereof. Each of the Buyers and Selling Shareholders shall execute and provide all notices to Escrow Agent as contemplated by this Agreement.

          1.2. Any party may terminate this Agreement immediately upon notice to the other parties if the Escrow Funds are not delivered to Escrow Agent by September 30, 1997.

          1.3. The Escrow Funds shall be held as security on the terms and subject to the provisions set forth herein for the performance of Buyers' obligations pursuant to the Purchase Agreement.

          1.4. Buyers will cooperate and assist in facilitating a transfer of the stock of Koplar in exchange for stock of another corporation so long as such exchanged stock will be available for transfer to the Buyers pursuant to this Agreement or otherwise facilitate other tax planning engaged in by Selling Shareholders so long as such tax planning does not adversely affect the Buyers or impose any additional cost on the Buyers.
               ARTICLE II. OBLIGATIONS OF SELLING SHAREHOLDERS

          2.1. Upon notice to the Selling Shareholders from Buyers that (i) the purchase agreement between ACME and ACME Finance Corporation, on one hand, and CIBC Wood Gundy Securities Corp. and Merrill Lynch & Co., on the other hand, relating to One Hundred Fifteen Million Dollars ($115,000,000) gross proceeds of Senior Discount Notes; and (ii) the purchase agreement between ACME Intermediate Holdings, LLC and ACME Finance Inc., on the one hand, and CIBC Wood Gundy Securities Corp., on the other hand, relating to Forty Million Dollars ($40,000,000) gross proceeds of Senior Discount Notes have both been executed and delivered by the appropriate parties (and provided Warner Bros. has designated ACME as the Purchaser under the Purchase Agreement), the Selling Shareholders immediately shall execute and deliver to Selling Shareholders' FCC counsel an executed Form 315 application to be filed with the Federal Communications Commissions ("FCC") to request the FCC's approval of the transfer of control of Koplar, whose subsidiary, Koplar Communications Television, L.L.C. holds FCC licenses for KPLR-TV in St. Louis, Missouri (the "Station"), which form shall be immediately filed with the FCC by Selling Shareholders' FCC counsel or immediately delivered from him to counsel for the Buyers upon receipt of the Escrow Funds by Escrow Agent pursuant to the terms hereof.

          2.2. Upon the filing of the Form 315 application, the parties to the Purchase Agreement shall, in accordance with the terms of the Purchase Agreement, use their best efforts to secure a grant of the FCC application and a consummation of the transactions contemplated by the Purchase Agreement at the earliest practicable date, but in no event prior to January 2, 1998.

          2.3. Escrow Agent shall have no liability with respect to the delivery of the stock certificates to the appropriate party pursuant to the terms hereof, except to the extent any such failure to properly deliver is a result of Escrow Agent's gross negligence or willful misconduct.

             ARTICLE III. MAINTENANCE AND DISTRIBUTION OF ESCROW FUNDS

          3.1. Upon its receipt of the Escrow Funds, Escrow Agent shall promptly place the monies in an interest-bearing account selected by Selling Shareholders or other investments secured by the United States Treasury in the name of "KPLR Escrow Account." Escrow Agent is hereby authorized and directed to release the Escrow Funds, Stock and Closing Documents (as defined herein) in accordance with written instructions from the appropriate parties, as set forth herein.

          3.2. Upon notice to Escrow Agent executed by the Selling Shareholders and Buyers identifying the Closing Date of the Purchase Agreement, Escrow Agent shall withdraw the Escrow Funds, and, unless Selling Shareholders have already received those Escrow Funds to which they are entitled under Section 3.3(a) of this Agreement, shall deliver such funds in accordance with written instructions signed by the Selling Shareholders, which instructions shall set forth, at a minimum, the manner of distribution with all details and relevant information reasonably required by Escrow Agent to complete such transfer and when such transfer should occur, allowing two (2) business days prior notice: Except as otherwise specified herein, accrued interest shall at all times be paid to the Selling Shareholders upon distribution of the Escrow Funds pursuant to this Agreement.

          3.3. (a) Upon at least 10 days prior written notice to Escrow Agent executed only by Selling Shareholders (prior to Closing under the Purchase Agreement) that they desire to acquire the Escrow Funds, Escrow Agent shall deliver the Escrow Funds and all interest accrued thereon to Selling Shareholders, less any adjustments required or payments to be made by Purchaser on behalf of Selling Shareholders or the Company under this Agreement or the Purchase Agreement at Closing (including but not limited to funds to be placed in the Tax Escrow Agreement pursuant to Section 1.5(b) of the Purchase Agreement). Such notice shall indicate the total amount of Escrow Funds to be disbursed plus all interest earned thereon (less disbursements made prior to such notice in accordance with the terms of this Agreement), the party to receive the funds, the manner of distribution with all details and relevant information reasonably required by Escrow Agent to complete such transfer and when such disbursement should occur, allowing two (2) business days prior notice for action to be taken by the Escrow Agent. Escrow Agent shall maintain true and accurate records of all distributions made from the Escrow Funds, which records shall constitute conclusive evidence of distributions made in the absence of manifest error. Prior to the expiration of the ten (10) day period set forth above, Selling Shareholders shall deliver to Escrow Agent (i) all of the Selling Shareholders' stock in Koplar (other than stock redeemed by Selling Shareholders in connection with Section 6.9 of the Purchase Agreement) (the "Stock") with appropriate endorsements in blank along with any and all other documents reasonably requested by Buyers which are executed by the Company and/or the Selling Shareholders and are sufficient to transfer the Stock to Buyers (with such Stock segregated to implement Section 7.1 of the Purchase Agreement if Selling Shareholders make a timely decision to invest in ACME as required by
Section 1.1 of this Agreement, and with the understanding that parties will take any and all other actions appropriate and necessary to implement that section), and (ii) such other documents (the "Closing Documents") reasonably requested by Buyers, executed by Koplar and/or the Selling Shareholders, sufficient to convey the Stock from the Selling Shareholders to Buyers to effect a transfer of control of Koplar and a consummation of the Purchase Agreement. Notwithstanding anything herein to the contrary, (i) Selling Shareholders shall not be entitled to obtain any Escrow Funds under this section prior to January 2, 1998, and (ii) Selling Shareholders shall not request the Escrow Funds under this section unless, as a result of the distribution of the Escrow Funds pursuant to this section, Koplar or Selling Shareholders, as appropriate, shall pay or cause to be paid all expenses identified in Section 1.3(b)(vii) of the Purchase Agreement, with Buyers having no responsibility for the payment of such expenses. Upon the delivery of the Stock, the related documents, and the Closing Documents pursuant to this section, Koplar, Selling Shareholders and Buyer shall take any and all other actions required to consummate the Purchase Agreement, including the execution of all ancillary documents identified therein. Nothing contained in this paragraph shall be construed or intended to place liability or responsibility upon the Escrow Agent to assure that the Selling Shareholders deliver the appropriate Stock or Closing Documents or that the Stock is endorsed as required by the parties or to verify that the Selling Shareholders are entitled to request such funds when they are requested.

            (b) If Selling Shareholders exercise the rights provided in this section, the Escrow Agent shall subsequently inscribe ATLMI's name on the Stock and deliver the Stock, related documents andthe Closing Documents delivered to Escrow Agent to Buyers within two (2) business days of receipt of notice from and executed only by Buyers that the FCC has issued an order approving the transfer of the Stock to Buyers, and such transfer of control of Koplar shall become effective on the date of Escrow Agent's delivery of the Stock and the related documents along with the Closing Documents to Buyers.

            (c) Notwithstanding anything to the contrary in the Purchase Agreement, no party may terminate the Purchase Agreement prior to the distribution of Escrow Funds to Selling Shareholders under this section. The Escrow Funds and accrued interest thereon shall be distributed at the direction of the Selling Shareholders in accordance with this Section 3.3 notwithstanding any failure of any condition for Closing in the Purchase Agreement. If Selling Shareholders exercise the rights provided in this section and the Escrow Funds are distributed pursuant to this section, the Purchase Agreement can, notwithstanding anything to the contrary in the Purchase Agreement, be terminated only at the option of Buyers, which would provide ten (10) days notice of such termination to the other parties: provided, that in no event will any such termination require a refund of the Escrow Funds distributed to Selling Shareholders.

          3.4. At the request of Selling Shareholders, which may be made from time to time upon written notice to the Escrow Agent executed only by Selling Shareholders, Escrow Agent shall disburse to Edward J. Koplar ("Mr. Koplar") (or to a person or company selected by him) from the Escrow Funds an aggregate principal amount not to exceed $2,000,000. Such loan shall be made pursuant to a promissory note, in a form reasonably acceptable to Mr. Koplar and Buyers, which shall provide that the interest rate on such amounts borrowed shall at all times be equal to the interest rate earned on the Escrow Funds. Escrow Agent shall have no responsibility to provide the promissory note or to verify its execution of the note. All principal borrowed pursuant thereto and interest due thereon shall be deducted from the distribution to Selling Shareholders of the Escrow Funds and accrued interest thereon, and the principal and interest with respect to any such loans will be satisfied in full at the time of such distribution. The principal and interest to be deducted from the Escrow Funds shall be determined by Selling Shareholders and included in the disbursement directions from Selling Shareholders to Escrow Agent.

                         ARTICLE IV. GENERAL PROVISIONS

          4.1. This Escrow Agreement shall become effective as of the date hereof and shall continue in force until the delivery of the Escrow Funds and accrued interest by Escrow Agent pursuant to the terms of this Agreement.

          4.2. All notices, demands or other communications required or permitted by this Escrow Agreement shall be in writing, shall be served on all other parties (with evidence of such service attached to such communication), and shall be deemed effective (a) when delivered personally, (b) within five (5) business days after being sent by certified mail, return receipt requested, (c) by facsimile with confirmation of receipt, or (d) when delivered by a nationally-recognized overnight delivery service which issues a receipt for delivery, with charges prepaid, to all of the following persons at the specified addresses (or at such other address as any party may designate in writing to the other parties):

            If to Koplar:

            Koplar Communications, Inc.
            4935 Lindell Boulevard
            St. Louis, MO  63108
            Attention:  Edward J. Koplar
            Facsimile:  (314) 454-6445

            with a copy (but which shall not constitute notice) to:

            Joseph D. Lehrer, Esq.
            Greensfelder, Hemker & Gale, P.C.
            10 South Broadway, Suite 2000
            St. Louis, MO   63102
            Facsimile:  (314) 241-8624

            If to Selling Shareholders:

            Edward J. Koplar
            500 South Warson Road
            Ladue, MO  63124
            Facsimile:  (314) 993-9337
            with a copy (which shall not constitute notice) to:

            Joseph D. Lehrer, Esq.
            Greensfelder, Hemker & Gale, P.C.
            10 South Broadway, Suite 2000
            St. Louis, MO   63102
            Facsimile:  (314) 241-8624

            If to Buyers:

            Douglas Gealy
            Acme Television Holdings, L.L.C.
            890 Bluespring Lane
            Frontenac, MO  63131

            and

            Mr. Tom Allen
            Acme Television Holdings, L.L.C.
            Suite 850
            650 Town Center Drive
            Costa Mesa, CA  92626
            Facsimile:  (714) 445-5726

            with a copy (which shall not constitute notice) to:

            Lewis J. Paper, Esq.
            Dickstein Shapiro Morin & Oshinsky LLP
            2101 L Street, N.W.
            Washington, D.C.  20037
            Facsimile:  (202) 887-0689

            If to Escrow Agent:

            M01-800-12-20
            NationsBank, N.A.
            800 Market Street
            St. Louis, MO  63101
            Facsimile:  (314) 466-6027

A copy of any notice of communication given by any party to any other party hereto shall be given at the same time to every party to this Escrow Agreement. All notices provided to

Escrow Agent by any party shall indicate the provision hereof giving rise to such notice. Escrow Agent may rely on said indication as conclusive proof of the relevant section that the Escrow Agent shall refer to as guidance for disbursement or actions to be taken by the Escrow Agent hereunder.

          4.3. The parties agree to indemnify and hold Escrow Agent harmless from and against any and all taxes, assessments, liabilities, claims, damages, actions, suits or other charges incurred by or assessed against Escrow Agent for anything done or omitted by Escrow Agent in the performance of Escrow Agent's duties hereunder, except as a result of Escrow Agent's own gross negligence or willful misconduct. Selling Shareholders and Buyers shall share equally in paying any fee charged by or expense incurred by the Escrow Agent in the discharge of its duties hereunder. This provision shall survive any termination of Escrow Agent's duties hereunder.

          4.4. The following terms and conditions shall govern and control with respect to the rights, duties, liabilities and immunities of Escrow Agent:

            (a) Escrow Agent is not a party to, and is not bound by, any agreement which may be evidenced by, or arise out, the foregoing instructions, other than as expressly set forth herein. In the event that any of the terms and provisions of any other agreement (excluding any amendment to this Agreement) between any of the parties hereto, conflict or are inconsistent with any of the provisions of this Agreement, the terms and provisions of this Agreement shall govern and control in all respects.

            (b) Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, receipt or other document which Escrow Agent in good faith believes to be genuine and what it purports to be. The Escrow Agent may rely upon the joint signatures of both Edward J. Koplar acting as a Selling Shareholder, as a Trustee of a Selling Shareholder, and signing on behalf of Koplar, and Joseph D. Lehrer acting as a Trustee of a Selling Shareholder (or any of their successors) on behalf of the Selling Shareholders, and upon the signature of Douglas Gealy or Thomas Allen (or any individual succeeding them as an officer of Buyers) on behalf of Buyers.

            (c) Escrow Agent shall not be bound by any modification of this Escrow Agreement unless there is delivered to Escrow Agent a modification signed by the parties. No such modification shall, without the written consent of Escrow Agent, modify the provisions of Sections 4.3, 4.4, or 4.6 of this Escrow Agreement.

            (d) Escrow Agent shall have no duties or responsibilities except those expressly set forth herein. Unless specifically directed to act with respect to a duty or responsibliity hereunder, Escrow Agent shall have no responsibility to verify the actions taken or to be taken by Buyers or Selling Shareholders.

          4.5. In the event that one party files a lawsuit or institutes other formal legal action (including any counterclaim to a lawsuit filed by the other party) to enforce its right to the Escrow Funds or accrued interest under this Agreement, the prevailing party shall be reimbursed by the other party or parties for all reasonable expenses incurred therewith, including reasonable attorneys' fees.

          4.6. This Escrow Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns.

          4.7. To reimburse Buyers for the loss of Escrow Funds distributed to Selling Shareholders under Section 3.3 in the event the Purchase Agreement is terminated after the Selling Shareholders acquire the Escrow Funds pursuant to
Section 3.3 of this Agreement or the FCC does not provide the requisite approval of the transfer of control of Koplar by September 30, 1998, the Selling Shareholders shall, at Buyers' request and at no cost to Selling Shareholders, immediately initiate efforts, including the retention of CEA, Inc. as broker (at no cost to Selling Shareholders), to sell to a third party, subject to the prior approval of the FCC, all the Stock, Station, with all proceeds therefrom (less Selling Shareholders' expenses) to be paid to Buyers: provided, that in no event shall Selling Shareholders be responsible for or obligated to reimburse Buyers for any deficiency, loss, expense or damage with respect thereto: and provided further, that Selling Shareholders shall retain the Excluded Assets and Excluded Liabilities identified in Section 6.9 of the Purchase Agreement. Such sale shall be made with no representations and warranties by Selling Shareholders, and Selling Shareholders shall be indemnified in a manner reasonably acceptable to Selling Shareholders. Koplar and Selling Shareholders shall cooperate, at Buyers's expense, to effectuate any such transfer of control: provided, that unless and until a consummation of any such transaction (with the prior approval of the FCC), Selling Shareholders shall, as provided in the Time Brokerage Agreement being executed this same day by the same parties, retain control over Station operations. Upon consummation of any such transaction, the Escrow Agent shall deliver the Stock as provided by Section 3.3 in accordance with written instructions to Escrow Agent executed by Buyers only, which shall include, at a minimum, the address to which the Stock should be forwarded. Escrow Agent shall forward the Stock by means of any delivery service used by Escrow Agent in the operation of its day-to-day business unless specifically instructed otherwise by Buyers. Any third party acquiring the Stock pursuant to this section shall be required to abide by all applicable provisions of the Purchase Agreement, including but not limited to the execution of any ancillary agreements specified therein.

          4.8. This Escrow Agreement sets forth the entire agreement between parties and supersedes any and all prior and contemporaneous agreements and understandings with respect to the escrow of funds under the Purchase Agreement. This Agreement shall be enforced under the laws of the State of Missouri.

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

          4.9.   This  Escrow   Agreement   may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original, and all of which shall collectively be deemed one and the same document.

          4.10. To the extent there is any conflict between the provisions of this Escrow Agreement and the Purchase Agreement, the provisions of this Escrow Agreement shall govern.

          4.11. Capitalized terms not otherwise defined in this agreement shall be defined as provided for in the Purchase Agreement.

          4.12. In the event of any disagreement of the parties to this Escrow Agreement, or between any of them and any other person, resulting in adverse claims or demands being made in connection with the matters contained in this Escrow Agreement, or in the event that Escrow Agent, in good faith, shall be in reasonable doubt as to what action it should take hereunder, Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such reasonable doubt exists, and in any such event, Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act (except to the extent that such disagreement or doubt arises from Escrow Agent's gross negligence or willful misconduct): provided, that, in the event such dispute or doubt exists and is not resolved by the written agreement of Buyers and Selling Shareholders within thirty days (30) of the occurrence of such disagreement or doubt, then Escrow Agent may deposit the Escrow Funds and the accrued interest thereon with a court of competent jurisdiction for such court's resolution of the disagreement. Prior to such time Escrow Agent shall be entitled to continue to refrain from acting until (i) the rights of Buyers and Selling Shareholders shall have been fully and finally adjudicated by a court of competent jurisdiction or by binding arbitration or mediation; (ii) all differences shall have been resolved by the Buyers and Selling Shareholders, and Escrow Agent shall have been notified thereof in writing signed by all such persons or (iii) until Escrow Agent has deposited the Escrow Funds with a court of competent jurisdiction. All liability of Escrow Agent (except for that liability arising as a result of Escrow Agent's gross negligence or willful misconduct) shall terminate upon such deposit being made. Notwithstanding the foregoing, Escrow Agent may in its discretion obey the order, judgment decree or levy of any court of competent jurisdiction, and Escrow Agent is hereby authorized in its sole discretion to comply with and obey (and shall have no liability to any person for so doing, except for any liability arising as a result of its gross negligence or willful misconduct) any such orders, judgments, decrees or levies which Escrow Agent is advised by legal counsel of its own choosing is binding upon it. The rights of Escrow Agent hereunder are in addition to all other rights which it may have by law or otherwise.

          4.13. Escrow Agent shall have no liability for any loss arising from any cause beyond its control, including (but not limited to) the following: (a) any delay, error, omission or default of any mail, telegraph, cable, or wireless agency or operator provided

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

Escrow Agent has complied with the terms of the instructions given to it by Buyers and/or Selling Shareholders, as appropriate; or (b) the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers.

          4.14. Except as otherwise provided in this Escrow Agreement, Escrow Agent shall be under no duty or obligation to give any notice or to do or to omit the doing of any action or anything with respect to the Escrow Funds, Stock or Closing Documents, except to receive, invest, hold and deliver the same in accordance with the terms of this Escrow Agreement. Escrow Agent shall not be liable for any error in judgment, any act or omission, any mistake of law or fact, or for anything it may do or refrain from doing in connection herewith, except for its own willful misconduct or gross negligence.

          4.15. Upon execution of this Escrow Agreement, Selling Shareholders and Buyers shall pay to Escrow Agent a fee of $5,000.00 as compensation for Escrow Agent's services hereunder for the first year of this Escrow Agreement. Selling Shareholders and Buyers shall pay to Escrow Agent a fee of $5,000.00 on each anniversary date of this Escrow Agreement. Additional compensation shall be paid to the Escrow Agent for any unusual or extraordinary services it may be required to perform hereunder. Selling Shareholders and Buyers shall also reimburse Escrow Agent upon demand for all costs, expenses and reasonable attorneys' fees incurred by Escrow Agent in connection with the performance of its duties hereunder or in the event that Escrow Agent reasonably deems it necessary to retain legal counsel in connection with any dispute arising in connection with this Escrow Agreement. In the event that any fees, costs or expenses attributable to Selling Shareholders and Buyers are not paid by Selling Shareholders and Buyers within five (5) business days after demand by Escrow Agent, Escrow Agent shall have the right to offset against the Escrow Funds for said reimbursement to the extent of Selling Shareholders' and Buyers' obligations with respect thereto. All amounts payable hereunder shall be shared equally by Selling Shareholders (considered collectively as one) and Buyers.

          4.16. As used in Sections 3.2 and 3.3 of this Agreement, "business" day shall mean a day other than a Saturday or Sunday when Escrow Agent is open for business in the State of Missouri.

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


          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above set forth.

                          SELLING SHAREHOLDERS:

                          /s/ Edward J. Koplar
                          _______________________________
                          Edward J. Koplar

                          TRUSTEES OF THE HAROLD KOPLAR
                          IRREVOCABLE TRUST, FOR THE
                          BENEFIT OF THE CHILDREN OF
                          EDWARD J. KOPLAR


                          /s/Edward J. Koplar
                          _______________________________
                          Edward J. Koplar, Trustee


                          /s/ Joseph D. Lehrer
                          _______________________________
                          Joseph D. Lehrer, Trustee


                          KOPLAR COMMUNICATIONS, INC., a
                          Missouri corporation

                          By:  /s/ Edward J. Koplar
                               ____________________________
                               Edward J. Koplar
                               President


                          ACME TELEVISION HOLDINGS, LLC
                          a Delaware limited liability company

                          By:  /s/ Douglas E. Gealy
                               ____________________________
                               Douglas Gealy
                               President

                           ACME TELEVISION LICENSES OF MISSOURI, INC.
                           a Missouri corporation

                           By:  /s/ Douglas E. Gealy
                                ____________________________
                                Douglas Gealy
                                President


                           NATIONSBANK, N.A.

                           By:  /s/ Mary E. Garrity
                                ____________________________
                                Name:   Mary E. Garrity
                                Title:  Vice President




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